THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.




                           WESTERN DIGITAL CORPORATION
                          COMMON STOCK PURCHASE WARRANT


        THIS CERTIFIES THAT, for value received, Magnetic Media Development, LLC, a California limited liability company ("Holder") is entitled to purchase two hundred fifty thousand (250,000) shares of Common Stock ("Warrant Shares") of Western Digital Corporation, a Delaware corporation (the "Company"), at the Warrant Price (as defined in subsection 1(j) below) of five dollars ($5.00), subject to adjustments and all other terms and conditions set forth in this Warrant.

        1. Definitions. As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

               (a) "Acquisition" means any sale or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction.

               (b) "Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               (c) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

               (d) "Common Stock" shall mean shares of the Company's presently or subsequently authorized Common Stock, and any stock into which such Common Stock may hereafter be exchanged.

               (e) "Company" shall mean Western Digital Corporation, a Delaware corporation, and any corporation which shall succeed to or assume the obligations of Western Digital Corporation, under this Warrant.

               (f) "Date of Grant" shall mean January 10, 2000.

               (g) "Exercise Date" shall mean the effective date of the delivery of the Notice of Exercise pursuant to Sections 4 and 12 below.

               (h) "Holder" shall mean Magnetic Media Development, LLC or any other person or entity who shall at the time be the registered holder of this Warrant.

               (i) "Shares" shall mean shares of the Common Stock, as described in the Company's Certificate of Incorporation.

               (j) "Warrant Price" shall mean $5.00 per share.

        2. Issuance of Warrant and Consideration Therefor. This Warrant is issued in consideration of Holder entering into that certain Final Settlement Agreement between Holder and the Company dated November 3, 1999.

        3. Term. The purchase right represented by this Warrant is exercisable only during the period commencing upon the date of registration of the Warrant Shares pursuant to Section 4(d) hereof and ending on the date set forth in Section 4(d).

        4.     Exercise of Warrant.

               (a) Exercise. This Warrant may be exercised, in whole or in part, by the Holder hereof by delivery to the Company, at its principal office, the notice of exercise (the "Notice of Exercise") in the form of Exhibit A attached hereto, duly executed by the Holder, and in the discretion of Holder, the Holder may either (1) prior to or concurrent with such delivery place in escrow, with Salomon Smith Barney or another nationally recognized escrow agent mutually agreed to by the parties, a payment either in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying the number of Warrant Shares for which this Warrant is being exercised by the Warrant Price then in effect (the "Exercise Price") and this Warrant, and evidence reasonably satisfactory to the Company of such delivery to the escrow agent shall be provided with the Notice of Exercise, or (2) accompany the Notice of Exercise with payment in either cash or by certified or official bank check payable to the order of the Company in the amount of the Exercise Price with the surrender of the Warrant to the Company. All costs, fees and expenses of the escrow agent shall be paid by the Holder.

               (b) Delivery of Certificate. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the escrow agent or the Holder, as applicable, within three (3) days of delivery of the Notice of Exercise and, unless this Warrant has been fully exercised or has expired, a new warrant representing the portion of the Warrant Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder and concurrently delivered with the certificates within such three (3) day period. If the Holder has elected to place the Exercise Price and this Warrant in escrow, the agreement governing the escrow arrangement shall state that


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upon receipt of the certificates and the replacement warrant, if applicable, the monies and this Warrant held in escrow shall be immediately released to the Company.

               (c) No Fractional Shares. No fractional shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Fair Market Value of a share of Common Stock as of the Exercise Date. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean the closing price of such Common Stock on the New York Stock Exchange on such date, as reported in the Wall Street Journal. In the event that such a closing price is not available for a Determination Date, the Fair Market Value of a share of Common Stock on such date shall be the closing price of a share of the Common Stock on the New York Stock Exchange on the last business day prior to such date or such other amount as may be determined by the Company's board of directors by any fair and reasonable means.

               (d) Registration or Qualification of Securities. The Company shall use its best efforts to cause the Shares underlying this Warrant to be registered under the Act on Form S-3 (the "Registration Event") and listed on the New York Stock Exchange by May 9, 2000, and in connection therewith shall prepare and file within 60 days of the date hereof the appropriate form of registration statement, provided however, that the Holder shall have timely provided all information and materials for inclusion in the registration statement relating to the Holder, its predecessors and affiliates or its plan of distribution for this Warrant or the Warrant Shares and taken all such other action as may be reasonably required by the Company, in order for the Company to meet this schedule and to permit the Company to comply with all applicable requirements of the Act and the Commission. If the Warrant Shares are registered by May 9, 2000, the term within which this Warrant shall be exercisable shall terminate at 5:00 P.M. California time on November 3, 2002 (the "Warrant Expiration Date"). If the Warrant Shares are not registered by May 9, 2000, for any reason other than the failure of Holder to timely provide the information and take the actions set forth in this Section 4(d), for each business day that the Warrant Shares are not registered after May 9, 2000, the Warrant Expiration Date shall be extended by one business day.

        5. Adjustment of Warrant Price and Number of Warrant Shares. The number of securities issuable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

               (a) Adjustment for Dividends in Stock. In case at any time or from time to time the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend then, and in each case, the Holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such Holder would hold on the date of such exercise had it been the holder of record of Warrant Shares on the date hereof and had thereafter, during the period from the date

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hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by subparagraphs (b) and (c) of this Section 5.

               (b) Adjustment for Reclassification or Reorganization. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company, then and in each such case the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization, shall be entitled to receive, in lieu of or in addition to the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in subparagraphs (a) and
(c); in each such case, the terms of this Section 5 shall be applicable to the shares of stock or other securities and property receivable upon the exercise of this Warrant after such consummation.

               (c) Stock Splits and Reverse Stock Splits. If, after the date hereof, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of Warrant Shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of Warrant Shares receivable upon exercise of the Warrant shall be proportionately decreased.

        6. Termination on Acquisition. This Warrant shall terminate, if not earlier exercised, in the event of an Acquisition. In the event the Company is proposed to be acquired, in addition to the notice requirements of Section 7 hereof, the Company shall provide the Holder with all information with respect to the Acquisition that is otherwise provided to stockholders of the Company at such time and from time to time during the pendency of the Acquisition, including (but not limited to) the proposed price to be paid in the proposed Acquisition. The Holder shall have the right to exercise this Warrant on or prior to the closing date with respect to the proposed Acquisition; if the Warrant is not exercised on or prior to such closing date, the Warrant shall expire upon the occurrence of the closing of the Acquisition.

        7. Notices of Record Date, Etc. In the event of (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (the "Distribution"), (b) any capital reorganization or reclassification of the stated capital of the Company or any consolidation or merger of the Company with any other corporation or corporations (other than a wholly-owned subsidiary), or the sale or distribution of all or substantially all of the Company's property and assets (the "Reorganization Event"), or (c) any Registration Event pursuant to Section 4(d) hereof, the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date of any such Distribution stating the amount and character of such Distribution, (ii) the date on


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which any such Reorganization Event or Registration Event is expected to become effective, and (iii) the time, if any, that is to be fixed as to when the holders of record of the Company's securities shall be entitled to exchange their shares of the Company's securities for securities or other property deliverable upon such Reorganization Event. Such notice shall be mailed at least ten (10) days prior to the date therein specified.

        8.     Securities Law Requirements.

               (a) Legality of Issuance. No Shares shall be issued upon the exercise of this Warrant unless and until the Company has determined that:

                      (1) it and Holder have taken all actions required to register the Warrant Shares under the Act;

                      (2) any applicable listing requirements of the New York Stock Exchange with respect to the Warrant Shares have been satisfied; and

                      (3) any other applicable provisions of state or federal law have been satisfied.

               (b) Compliance with Act. The Holder, by acceptance hereof, agrees and acknowledges (1) that this Warrant is being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution hereof and that it will not offer, sell or otherwise dispose of this Warrant except under circumstances which will not result in a violation of the Act, and (2) that neither the offer nor sale of this Warrant nor the Shares underlying this Warrant have been registered or qualified under the Act or any state securities laws on the ground that such offer and sale is or will be exempt from registration and qualification under Sections 4(2) and 18 of the Act, and that the Warrant and the Shares underlying the Warrant cannot be offered, sold or transferred except in compliance with the Act.

               (c) Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without the written consent of the Company and compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if requested by the Company and the transfer is to a person other than an affiliate of the initial Holder). Subject to the provisions of this Warrant with respect to compliance with the Act, title to this Warrant may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. The Company shall act promptly to record transfers of this Warrant on its books, but the Company may treat the registered holder of this Warrant as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

        9. Rights of Stockholders. No Holder shall be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a


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stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, transfer of assets or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares issuable upon exercise hereof shall have become deliverable, as provided herein.

        10. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

        11. Exchange of Warrant. Subject to the other provisions of this Warrant, on surrender of this Warrant for exchange, properly endorsed and subject to the provisions of this Warrant with respect to compliance with the Act, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise thereof.

        12. Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or three days after being mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

        13. Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, as such laws are applied to agreements entered into in California and to be performed solely by California residents.

        15. Titles and Subtitles; Forms of Pronouns. The titles of the Sections and Subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in this Warrant shall be deemed to include masculine, feminine and neuter forms.

        16. Expiration. Subject to the provisions of Section 4 above, the right to exercise this Warrant shall expire at 5:00 P.M. California time, on November 3, 2002.

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        17.     Form of Warrant. The original text of this Warrant contained certain omissions and procedural ambiguities, which are corrected by this version of the Warrant. This version of the Warrant is made effective as of the Date of Grant, without any additional representations or inducements, solely to set forth the parties' agreement with respect to the subject matter hereof, and supersedes all previous versions. Upon receipt of this Warrant by the Holder all previous versions of the Warrant shall be null and void.

Dated:  January 10, 2000


                                            WESTERN DIGITAL CORPORATION,
                                            a Delaware corporation

                                       By:  /s/ Michael A. Cornelius
                                          --------------------------------------
                                            Michael A. Cornelius
                                            Vice President, Law & Administration
                                            and Secretary

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                                    EXHIBIT A

                               NOTICE OF EXERCISE
                   (To be signed only on exercise of Warrant)


To:     Western Digital Corporation

        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, _________ shares of Common Stock of Western Digital Corporation (the "Company"), and herewith makes payment of $________________ in cash therefor and requests that the certificates for such shares be issued in the name of, and delivered to _______________________ whose address is ___________________________________.

        The undersigned represents and warrants to the Company that (i) the undersigned or its designee is acquiring the shares covered hereby solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution hereof and that it will not offer, sell or otherwise dispose of such shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"), and
(ii) the undersigned and its designee understand that neither the offer nor sale of the shares to be acquired have been registered or qualified under the Act or any state securities laws on the ground that the offer and sale is exempt from registration and qualification under Sections 4(2) and 18 of the Act, and the shares cannot be offered, sold or transferred except in compliance with the Act.



        Dated:
              ----------------------------      ------------------------------
                                                (Signature must conform to
                                                name of holder as specified on
                                                the face of the Warrant)


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                                                                   (Address)